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                                                                EXHIBIT 10.10


                           AMENDMENT TO LOAN DOCUMENTS


        THIS AMENDMENT TO LOAN DOCUMENTS ("Amendment") is made and entered into as of January 30, 1998 -by and among BROCADE COMMUNICATIONS SYSTEMS, INC. ("Borrower") and IMPERIAL BANK ("Bank").

                                    RECITALS

        A. Bank agreed to make loans to Borrower in the maximum principal amount of $5,500,000.00 ("Commitment"), pursuant to the terms of that certain Security and Loan Agreement dated June 19, 1997 ("Loan Agreement"), entered into between Borrower and Bank.

        B. Borrower and Bank desire to amend certain provisions of the Loan Agreement to increase the Facility-B Commitment (as defined in the Loan Agreement), to modify certain financial covenants and to modify certain other provisions of the Loan Agreement, all in accordance with the terms of this Amendment.

        C. The Loan Agreement and that certain General Security Agreement dated as of June 19, 1997, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be supplemented, modified or amended are hereinafter collectively referred to as the "Loan Documents".

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Documents as follows:

        1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

        2. AMENDMENTS TO LOAN AGREEMENT. The terms of the Loan Agreement are hereby amended and restated as follows:

                a. Section 2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "2. FACILITY-B COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-B Loan") to Borrower in such amounts as Borrower shall request pursuant to this Section 2 at any time prior to December 31, 1998 (the "Facility-B Availability End Date"), in an aggregate, principal amount not to exceed $3,000,000-00 (the "Facility-B



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        Commitment"). If at any time or for any reason, the outstanding principal amount of the Facility-B Loan Account (as hereinafter defined) is greater than the Facility-B Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-B Loans shall expire on the Facility-B Availability End Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Facility-B Loans which are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and C accrued unpaid interest thereon) of the Facility-B Loan Account on the dates set forth below, the final such date being December 31, 2001 ("Facility-B Maturity Date").

        A. FACILITY-B LOANS. The amount of each Facility-B Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-B Commitment (herein called the "Facility-B Loan Account") and Bank shall credit the Facility-B Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-B Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 3 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-B Loan is to be made. The notice shall be signed by an officer of Borrower and contain a detailed schedule of the items being financed, including copies of paid invoices and serial numbers for the original equipment, furniture or software to be financed. Facility-B Loans may only be used to finance equipment, furniture or software purchased by the Borrower within ninety (90) days of the invoice date for said items and will be limited to (1) one hundred percent (100%) of the original equipment invoice amount for such equipment less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs, (2) one hundred percent (100%) of the original furniture invoice amount for such furniture less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs and (3) eighty-five percent (85%) of the original software invoice amount for such software less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs. Notwithstanding the foregoing, Facility-B Loans made for the purpose of financing (a) furniture shall be limited to a maximum aggregate total amount of $250,000.00 and (b) software shall be limited to a maximum aggregate total amount of $600,000.00.

                    i. INTEREST PAYMENTS. Borrower promises to pay to Bank from the date of the advance of the initial Facility-B Loan through the Facility-B Maturity Date, on or before the last business day of each month, interest on the average daily unpaid and unamortized principal balance of the Facility-B Loan Account during the immediately preceding month at a rate of interest equal to one percent (1.0%) per annum, in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-B Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.



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                    ii. QUARTERLY TERM OUT AND PRINCIPAL PAYMENTS.

                        (1) FIRST QUARTER TERM OUT. Borrower promises to pay to Bank (1) the principal balance of the Facility-B Loan Account outstanding on September 18, 1997, three months from the original loan agreement date (the "First Quarter Term Out Date"), in thirty-six (36) equal monthly installments of principal, beginning on October 18, 1997, plus (2) interest computed in accordance with SECTION 2.A.i hereof.

                        (2) SECOND QUARTER TERM OUT. Borrower promises to pay to Bank (1) the principal balance of the Facility-B, Loans made after the First Quarter Term Out Date through December 31, 1997 (the "2nd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on January 30, 1998, plus (2) interest computed in accordance with SECTION 2.A.i hereof.

                        (3) THIRD QUARTER TERM OUT. Borrower promises to pay to Bank (1) the principal balance of the Facility-B Loans made after the 2nd Quarter Term Out Date through March 31, 1998 (the "3rd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on April 30, 1998, plus (2) interest computed in accordance with SECTION 2.A.i hereof.

                        (4) FOURTH QUARTER TERM OUT. Borrower promises to pay to Bank (1) the principal balance of the Facility-B Loans made after the 3rd Quarter Term Out Date through June 30, 1998 (the "4th Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on July 31, 1998, plus (2) interest computed in accordance with SECTION 2.A.i hereof.

                        (5) FIFTH QUARTER TERM OUT. Borrower promises to pay to Bank (1) the principal balance of the Facility-B Loans made after the 4th Quarter Term Out Date through September 30, 1998 (the "5th Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on October 31, 1998, plus (2) interest computed in accordance with SECTION 2.A.i hereof.

                        (6) FINAL TERM IN OUT. Borrower promises to pay to Bank
(1) the principal balance of the Facility-B Loans made after the 5th Quarter Term Out Date through December 31, 1998 (the "Final Term Out Date") in thirty-six monthly equal monthly installments of principal, beginning on January 31, 1999, plus (2) interest computed in accordance with SECTION 2.A.i hereof."

                b. SECTION U.B. of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                "B. Maintain a minimum tangible net worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt), of not less than $7,000,000.00."



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               c.  SECTION 14.D. of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "D. Beginning with the fiscal quarter ending October 31, 1998 and every quarter thereafter, maintain a minimum cash flow coverage ratio (meaning for such quarter net income plus depreciation, plus amortization, divided by the next fiscal quarter's current portion of long term debt, including the next fiscal quarter's portion of capital leases due within ninety (90) days), of not less than 1.25 to one (1.25:1.00)."

               d. A NEW SECTION 14J. is hereby added to the Loan Agreement as follows:

               "J. Maintain a maximum ratio of total liabilities (meaning all liabilities, excluding long term Subordinated Debt) to tangible net worth (as defined in Section 14.B. hereof) of 1.25 to one (1.25:1.00)."

               e. The parenthetical contained in SECTION 17.B. of the Loan Agreement is hereby amended to include SUBSECTION 14J., for which no cure period shall exist.

               f. EXHIBIT C to the Loan Agreement is hereby deleted in its entirety and replaced with the EXHIBIT C attached to this Amendment.

        3. LOAN FEES. Borrower shall pay Bank, in respect of this Amendment, a fee in the amount of Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00).

        4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

        5. CONDITIONS PRECEDENT. The legal effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent prior to 5:00 p.m. January 30, 1998:

           a. EXECUTED AMENDMENT. Bank shall have received this Amendment duty executed and delivered by Borrower.

           b. RESOLUTIONS AND OTHER CORPORATE DOCUMENTS OF BORROWER. Bank shall have received resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and such other corporate documents as Bank shall reasonably request.

           c. FINANCIAL CONDITION. There shall have occurred no material adverse change in the financial condition or prospects of Borrower as shown on the most recent financial statements



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submitted to Bank or disclosed to Bank, respectively, and relied upon by Bank in entering into this Amendment.

           d. NO DEFAULT. There shall have occurred no Event of Default that remains uncured and is continuing under any of the Loan Documents.

           e. PAYMENT OF FEES. Bank shall have received reimbursement from Borrower of its costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, its reasonable attorneys' fees and expenses.

           f. OTHER DOCUMENTS. Bank shall have received such other documents, information and items from Borrower as it shall reasonably request.

        6. RELEASE AND WAIVER.

           a. Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

           b. Although Bank regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind to Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Loan Agreement, this Amendment and the other Loan Documents executed by Bank;
(2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank) besides those expressly stated in the Loan Agreement, this Amendment and the other Loan Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Loan Agreement, this Amendment or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment or which could arise concurrently with the effectiveness of this Amendment.



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           c. Borrower agrees that it understands the meaning and effect of
Section 1542 of the California Civil Code, which provides:

           Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS AMENDMENT.

        7. Full Force And Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.

        8. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.



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        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.


                                    BORROWER

                                    BROCADE COMMUNICATIONS SYSTEMS, INC.
                                    a California corporation

                                    By: /s/ B. Carl Lee
                                       ----------------------------------------
                                       B. Carl Lee
                                       Vice President & Chief Financial Officer

                                    BANK

                                    IMPERIAL BANK

                                    By: /s/ Kenneth W. Le Deit
                                       ----------------------------------------
                                       Kenneth W. Le Deit
                                       Assistant Vice President